Exhibit 5.1

October 29, 2021

Wrap Technologies, Inc.

1817 W 4th Street

Tempe, AZ, 85281

Ladies and Gentlemen:

We are acting as counsel for Wrap Technologies, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S- 3 relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the following securities of the Company: (i) shares (the “Company Shares”) of common stock, par value $0.0001 per share (“Common Stock”), (ii) shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), in one or more series, (iii) warrants to purchase Common Stock (“Warrants”), (iv) convertible and non-convertible debt securities (the "Debt Securities"); and (v) units consisting of two or more of the Securities (as defined below) (“Units”). The Company Shares, Preferred Stock, Warrants, Debt Securities and Units are collectively referred to herein as the “Securities.” The Securities shall include any additional amounts of such securities the offer and sale of which are registered pursuant to a registration statement filed pursuant to Rule 462(b) under the Act in connection with one or more offerings contemplated by such Registration Statement. Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement.”

The Securities may be offered and sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”), and supplements to the Prospectus (each, a “Prospectus Supplement”). The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a bank or trust company to be identified therein as warrant agent. The Debt Securities may be issued under one or more indentures (each, an "Indenture"). The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as unit agent. Each Warrant Agreement, each Indenture, and each Unit Agreement are herein collectively called the “Agreements.”

We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for this opinion. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.

When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.

With respect to the Preferred Stock, when (a) the Company’s Board of Directors (the “Board”) has taken all necessary corporate action to approve the issuance and establish the terms of any particular series of Preferred Stock, the offering thereof and related matters, including the filing of a certificate of designations conforming to the Delaware General Corporation Law regarding such series of Preferred Stock with the Delaware Secretary of State and (b) shares of such series of Preferred Stock have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such shares of such series of Preferred Stock (including any shares of such series of Preferred Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, legally issued, fully paid and nonassessable.

3.

When a Warrant Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.

When an Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Debt Securities have been duly established in accordance with such Indenture and authorized by all necessary corporate action of the Company, and the Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Indenture and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of the Debt Securities, if convertible, have been duly authorized and reserved for issuance by all necessary corporate action), the Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms

5.

When a Unit Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Units have been duly established in accordance with such Unit Agreement and authorized by all necessary corporate action of the Company, and the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Unit Agreement and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action (assuming the constituent securities of the Units have been duly authorized and reserved for issuance by all necessary corporate action), the Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above are subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, receivership, conservatorship, arrangement, moratorium and other laws affecting and relating to the rights of creditors generally, (b) general equitable principles and (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

In connection with the opinions expressed above, we have assumed that at or prior to the time of the delivery of any of the Securities (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective under the Act and a Prospectus Supplement relating to the offer and sale of such Securities to the Prospectus will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Act, (b) the Board shall not have rescinded or otherwise modified the authorization of such Securities, (c) that a definitive purchase, underwriting or similar agreement, including any Agreements, with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (d) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, and (e) neither the establishment of any terms of such Securities after the date hereof nor the issuance and delivery of, or the performance of the Company’s obligations under, such Securities will require any authorization, consent, approval or license of or exemption from, or registration or filing with, or report or notice to, any governmental unit, agency, commission, department or other authority (a “Governmental Approval”) or violate or conflict with, result in a breach of, or constitute a default under, (i) any agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of their respective properties may be bound, (ii) any Governmental Approval that may be applicable to the Company or any of its affiliates or any of their respective properties, (iii) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of their respective properties, or (iv) any applicable law (other than the Delaware General Corporation Law and the and the federal laws of the United States in each case as in effect on the date hereof).

The opinions set forth in this letter are limited to the Delaware General Corporation Law and the federal laws of the United States, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Disclosure Law Group

Disclosure Law Group, a Professional Corporation